Exhibit 10.1

RESIGNATION AND EXECUTIVE EMPLOYMENT AGREEMENT TERMINATION AGREEMENT

This RESIGNATION AND EXECUTIVE EMPLOYMENT AGREEMENT TERMINATION AGREEMENT (the “Agreement”) is made and entered into as of April 20, 2018 (the “Effective Date”), by and among Meridian Waste Solutions, Inc., a New York corporation (the “Company”), Walter H. Hall, Jr., an individual (the “Executive” and, together with the Company, the “Parties” and each, a “Party”) and solely with respect to Section 3(g)(ii) hereof, Jeffrey S. Cosman (“Cosman”).

WITNESSETH:

WHEREAS, Executive serves as President and Chief Operating Officer of the Company pursuant to that certain Amended and Restated Executive Employment Agreement, dated August 15, 2017, between the Parties (the “Employment Agreement”);

WHEREAS, the Company, Meridian Waste Operations, Inc. (the “Seller” and together with the Company, the “Seller Parties”) and Jeffrey S. Cosman are parties to that certain Equity Securities Purchase Agreement with Meridian Waste Acquisitions, LLC (the “Buyer”), dated February 20, 2018 (the “ESPA”);

WHEREAS, pursuant to the ESPA, Buyer will acquire all of the membership interest of each of the direct wholly-owned subsidiaries of Seller (collectively, the “Acquired Parent Entities”), comprising, with the Acquired Parent Entities’ subsidiaries, Seller Parties’ solid waste management business and constituting all of the assets of Seller Parties (the “Transaction”);

WHEREAS, on or about the date hereof, the Seller Parties have sold all of its solid waste management business constituting substantially all of its assets;

WHEREAS, Executive desires to resign from employment by the Company as a result of the sale of substantially all assets of the Seller Parties;

WHEREAS, pursuant to Section 7(d)(1) of the Employment Agreement in the event the Company sells all or substantially all of its assets and the Executive is not retained or otherwise has his employment terminated (a “Change in Control”), then Executive has the right to terminate his employment and receive (i) salary continuation through the end of the term of the Employment Agreement (the “Term”), (ii) vacation, expense reimbursement, health care, disability insurance and other benefits through the end of the Term and (iii) acceleration of vesting of all options granted to Executive to purchase shares of common stock of the Company and continuation of the exercise period until the end of the term of such stock option (items (i)-(iii) collectively, the “Change in Control Payments”);

WHEREAS, as a condition of closing the Transaction, the Executive and Buyer shall enter into an employment agreement for Executive’s services (the “New Employment Agreement”); and

WHEREAS, in connection with the consummation of the Transaction and the Executive’s execution of the New Employment Agreement, Executive desires to resign all positions with the Company effective upon the consummation of the Transaction, including his positions as a Director of the Company and as President and Chief Operating Officer of the Company and the Parties desire to terminate the Employment Agreement (subject to such obligations under the Employment Agreement that shall survive such termination).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. RESIGNATION

Upon the consummation of the Transaction and as a result of the transaction constituting a sale of substantially all assets of the Seller Parties, Executive hereby resigns from any and all positions with the Company, including but not limited to, as a director of the Company and the office of President and Chief Operating Officer. Executive and the Company further agree that upon the consummation of the Transaction, the Employment Agreement is hereby terminated under Paragraph 7(e) of the Employment Agreement, and shall be of no further force and effect (subject to such obligations under the Employment Agreement that shall survive such termination, with the exception of Paragraphs 8-9, which are hereby terminated and shall not survive the consummation of the Transaction, and the Company hereby waives all its rights under Paragraphs 8-9 of the Employment Agreement). Executive acknowledges that in consideration of the New Employment Agreement and the promises contained herein, such resignation and termination provided above waives any right the Executive may have to Change in Control Payments. The Company acknowledges and agrees that the Executive’s resignation is not a termination by the Company for cause or otherwise and further waives any rights under Paragraph 7(f) of the Employment Agreement to recoup the Initial Shares (as such term is defined in the Employment Agreement). Except as expressly set forth in this Agreement, the respective rights and obligations of Executive and the Company shall be governed exclusively by this Agreement.

2. ACCRUED SALARY, REIMBURSEMENT OF BUSINESS EXPENSES, DELIVERY OF STOCK AND VESTING OF STOCK

On, April 20, 2018 the next regular payroll date, Executive shall be paid his accrued and unpaid salary through and including the date of the consummation of the Transaction. Executive also shall be entitled to reimbursement of business expenses incurred by him prior to the date of this Agreement in accordance with the expense reimbursement policy of the Company to which Executive was subject immediately prior to the date of this Agreement. In addition, subject to approval by the Board of Directors of the Company (or an authorized committee thereof), immediately prior to Executive’s termination of employment pursuant to paragraph 1, Executive shall be awarded an option to acquire up to 857,910 shares of the Company’s common stock (the “Stock Option”), which includes for such purposes the issuance of a stock option to acquire up to 732,910 shares of the Company’s common stock pursuant to Paragraph 3(b)(ii) of Executive’s Employment Agreement, which Stock Option shall be made fully vested simultaneously with delivery and may be exercised at a strike price of $1.06 per share. Notwithstanding the foregoing, (i) the exercise of the Stock Option shall be subject to approval by the shareholders of the Company (“Shareholder Approval”) pursuant to Nasdaq Listing Rule 5635(c), and (ii) the Stock Option shall be exercisable until the later of (a) the five year anniversary of the date on which Shareholder Approval is obtained and (b) the five year anniversary of the issue date of the Stock Option. Executive waives any other right the Executive may have to further payments under the Employment Agreement (other than as set forth herein or pursuant to Paragraph 10 of the Employment Agreement), including Paragraph 7(e) of the Employment Agreement.

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3. MISCELLANEOUS PROVISIONS.

(a) This Agreement shall be binding upon the parties and their respective heirs, legal representatives, and successors. The rights, obligations, duties and interests of the Company hereunder may be assigned to a successor business or successor business entity that is not a subsidiary or affiliate of the Company without the Executive’s prior written consent; provided, however, that in either case the assignee continues the same business of the Company and agrees in writing to be bound by the terms of this Agreement. The rights, interests and obligations of Executive are non-assignable.

(b) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(c) The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of this Agreement.

(d) Wherever it appears appropriate from the context, each term stated in this the singular or the plural shall include the singular and the plural.

(e) The Parties hereto agree that they will take such action and execute and deliver such documents as may be reasonably necessary to fulfill the terms of this Agreement.

(f) Executive acknowledges and understands that Executive has the right to discuss all aspects of this Agreement with an attorney of Executive’s choosing and that, although whether to consult with an attorney or not is Executive’s decision, the Company encourages Executive to do so. By signing this Agreement, Executive acknowledges and agrees that he is entering into this Agreement knowingly and voluntarily and that Executive has exercised the right to consult with an attorney to the full extent Executive desired.

(g) Shareholder Approval Action.

(i) The Company represents that it will seek Shareholder Approval of issuance of the securities issuable upon exercise of the Stock Option, by seeking such approval either: (1) at a meeting of the shareholders of the Company; or (2) by a written consent of Shareholders (collectively, “Shareholder Approval Action”) which Shareholder Approval Action will be sought on or before December 31, 2018.

(ii) Cosman hereby represents that he owns or controls voting stock sufficient to satisfy the Shareholder Approval Action in the Company (the “Control Shares”) and that he will not transfer any of the Control Shares in the Company until the Shareholder Approval Action is effective. Cosman further covenants that he will vote the Control Shares in favor of the resolutions submitted to the shareholders of the Company in the Shareholder Approval Action.

Governing Law. The Agreement shall be construed in accordance with the laws of the State of New Jersey and any dispute under this Agreement will only be brought in the state and federal courts located in the State of New Jersey.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Resignation and Executive Employment Agreement Termination Agreement on the date first above written.

MERIDIAN WASTE SOLUTIONS, INC.

By:	/s/ Jeffrey S. Cosman
Name:	Jeffrey S. Cosman
Title:	Chief Executive Officer

EXECUTIVE

By:	/s/ Walter H. Hall
Walter H. Hall, an individual

Solely with respect to Section 3(g)(ii) hereof:

JEFFREY S. COSMAN

/s/ Jeffrey S. Cosman
Name:	Jeffrey S. Cosman

SIGNATURE PAGE TO RESIGNATION AND EXECUTIVE EMPLOYMENT AGREEMENT TERMINATION AGREEMENT